UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders held on June 28, 2012 (the “Annual Meeting”) for Marvell Technology Group Ltd. (the “Company”), shareholders voted on the matters as set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	The nominees for election to the Board were elected, each for a one-year term until the 2013 annual general meeting of shareholders, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Dr. Sehat Sutardja	425,878,595	10,904,652	9,924,268	56,936,596
Dr. Pantas Sutardja	427,962,336	8,865,473	9,879,706	56,936,596
Dr. Juergen Gromer	427,083,775	9,742,835	9,880,905	56,936,596
Arturo Krueger	426,937,830	9,884,488	9,885,197	56,936,596
Dr. Randhir Thakur	434,930,112	1,880,932	9,896,471	56,936,596

The term of office for Dr. John G. Kassakian continued after the Annual Meeting. With respect to the election of each director in the table above, an “abstain” vote had the same effect as an “against” vote.

2.	The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

For	321,436,920
Against	115,373,815
Abstain	9,896,780
Broker Non-Votes	56,936,596

3.	The proposal to re-appoint PricewaterhouseCoopers LLP as the Company’s auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of the Board, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the Company’s fiscal year ending February 2, 2013, was approved based upon the following votes:

For	491,117,972
Against	2,624,037
Abstain	9,902,102

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2012

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein Chief Financial Officer and Secretary

3